UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2008

Kforce Inc.

(Exact name of registrant as specified in its charter)

Florida	000-26058	59-3264661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 East Palm Avenue, Tampa, Florida 33605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 552-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 2, 2008, Kforce Government Holdings Inc., a Florida corporation (the “Purchaser”), which is a wholly-owned subsidiary of Kforce Inc. (“Kforce”), acquired all of the issued and outstanding common stock of RDI Systems, Inc. (“RDI”) through a Stock Purchase Agreement (the “Agreement”), that was effective as of November 30, 2008, between the Purchaser, Kforce, RDI, each of RDI’s shareholders and an individual representative of RDI’s shareholders. Pursuant to the Agreement, the total cash purchase price of $38.0 million is subject to (i) certain post-closing adjustments such as working capital requirements and (ii) $3.0 million being held in escrow. In addition, the Purchaser, RDI and each of RDI’s shareholders made customary representations and warranties and covenants in the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On December 2, 2008, the Company issued a press release announcing the Agreement. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Stock Purchase Agreement, dated as of December 2, 2008, by and among Kforce Government Holdings Inc., Kforce Inc., RDI Systems, Inc., each of RDI’s shareholders and Nancy R. Kudla, as representative of RDI’s shareholders

99.1	Press Release of Kforce Inc. dated December 2, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFORCE INC. (Registrant)

December 5, 2008	By:	/s/ JOSEPH J. LIBERATORE
Joseph J. Liberatore, Executive Vice President, Chief Financial Officer (Principal Financial Officer)

KFORCE INC. (Registrant)

December 5, 2008	By:	/s/ SARA R. NICHOLS
Sara R. Nichols, Vice President, Chief Accounting Officer (Principal Accounting Officer)